EXHIBIT 99.1
                                                                    ------------



                          INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS
W. QUINN ASSOCIATES, INC.

We have audited the accompanying consolidated balance sheet of W. QUINN ASSOCIATES, INC. AND SUBSIDIARY (the "Company") as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of W. QUINN ASSOCIATES, INC. AND SUBSIDIARY as of December 31, 2000, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note O to the financial statements, certain errors resulting in understatement of previously reported deferred revenue as of December 31, 2000, were discovered by management of the Company during 2001. Accordingly, the 2000 financial statements have been restated to correct the error.


/s/ Hoffman, Fitzgerald & Snyder, P.C.

McLean, Virginia
February 20, 2001
Reissued as of August 31, 2001

                                      W. QUINN ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                      JUNE 30,      DECEMBER 31,
                                                        2001           2000
                                                      --------       --------
                                                      UNAUDITED
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                          $    611       $    660
   Trade receivables, net of allowance for
     doubtful accounts (2000 - $40, 2001 - $40)          2,601          2,062
   Marketable securities                                   615            538
   Advances to employees                                     5              6
   Prepaid expenses                                        176             41
   Deferred income tax asset                                38             36
                                                      --------       --------
Total current assets                                     4,046          3,343

PROPERTY AND EQUPIMENT, NET                                406            366

OTHER ASSETS:
   Goodwill, net                                           352           --
   Deposits                                                 34             33
   Premium advances under life insurance policies          323            230
                                                      --------       --------
Total other assets                                         709            263

                                                      $  5,161       $  3,972
                                                      ========       ========


The accompanying notes are an integral part of the consolidated financial statements.

                                      W. QUINN ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)


                                                      JUNE 30,      DECEMBER 31,
                                                        2001           2000
                                                      --------       --------
                                                     UNAUDITED
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Line of credit                                     $    325       $    200
   Accounts payable and accrued expenses                 1,419          1,461
   Current portion of capital lease                         47             55
   Accrued income taxes payable                             13             25
   Deferred royalties                                      100            100
   Deferred revenues                                     1,657          1,290
                                                      --------       --------
Total current liabilities                                3,561          3,131
                                                      --------       --------

LONG-TERM LIABILITIES:
   Long-term portion of capital lease                        8             27
   Deferred income tax liability                             4              1
                                                      --------       --------

Total long-term liabilities                                 12             28
                                                      --------       --------

SHAREHOLDERS' EQUITY:
   Common stock, no par value, 9,300,000
     shares authorized and 4,024,000 voting
     and 4,104,000 non-voting shares
     outstanding at December 31, 2000 and
     9,300,000 shares authorized and
     4,024,000 voting and 4,204,000 non-
     voting shares outstanding at June 30, 2001            522            160
   Common stock options                                    604           --
   Deferred stock compensation                            (575)          --
   Retained earnings                                     1,037            653
                                                      --------       --------
Total shareholders' equity                               1,588            813
                                                      --------       --------

                                                      $  5,161       $  3,972
                                                      ========       ========

The accompanying notes are an integral part of the consolidated financial statements.

                                      W. QUINN ASSOCIATES, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                     SIX MONTHS     YEAR ENDED
                                                   ENDED JUNE 30,   DECEMBER 31,
                                                        2001           2000
                                                      --------       --------
                                                      UNAUDITED
REVENUES:
  Software:
      Licenses                                        $  4,564       $  7,201
      Maintenance                                        1,307          2,205
      Other                                                 56             78
      Less: discounts                                     --             (164)
                                                      --------       --------
Total net software revenues                              5,927          9,320

COST OF REVENUE:
  Software - licenses                                       74            287
  Software - maintenance                                    31             46
  Software - supplies and shipping                          63            181
                                                      --------       --------
Total cost of revenues                                     168            514

GROSS PROFIT                                             5,759          8,806

OPERATING EXPENSES:
  Sales, marketing, and support                          3,177          5,262
  Research and development                                 804            954
  General and administrative                             1,071          2,234
                                                      --------       --------
Total operating expenses                                 5,052          8,450
                                                      --------       --------

INCOME FROM OPERATIONS                                     707            356

OTHER INCOME (EXPENSE)
  Interest income (expense)                                 (3)            33
  Investment loss                                           (9)           (68)
  Other income (expense), net                               (4)             2
  Gain (loss) on foreign currency transactions              (6)            12
                                                      --------       --------
Total other expense                                        (22)           (21)

INCOME BEFORE PROVISION FOR INCOME TAXES                   685            335
  Provision for income taxes                               301            125
                                                      --------       --------
NET INCOME                                            $    384       $    210
                                                      ========       ========

The accompanying notes are an integral part of the consolidated financial statements.

                                      W. QUINN ASSOCIATES, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)




                                                                             COMMON                       DEFERRED        TOTAL
                                               SHARES         COMMON         STOCK         RETAINED        STOCK       STOCKHOLDERS'
                                            OUTSTANDING    STOCK VALUE      OPTIONS        EARNINGS     COMPENSATION      EQUITY
                                             ----------     ----------     ----------     ----------     ----------     ----------

Balance at 12/31/99                           8,128,000     $      160     $     --       $      443     $     --       $      603

Net Income                                         --             --             --              210           --              210
                                             ----------     ----------     ----------     ----------     ----------     ----------

Balance at 12/31/00                           8,128,000            160           --              653           --              813

Stock options issued for acquisition            100,000            362           --             --             --              362

Common stock issued for compensation               --             --              604           --             (604)          --

Compensation recorded for vesting period           --             --             --             --               29             29

Net Income                                         --             --             --              384           --              384
                                             ----------     ----------     ----------     ----------     ----------     ----------
Balance at 6/30/01 (unaudited)                8,228,000     $      522     $      604     $    1,037     $     (575)    $    1,588
                                             ==========     ==========     ==========     ==========     ==========     ==========


The accompanying notes are an integral part of the consolidated financial statements.

                                      W. QUINN ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                 SIX MONTHS ENDED    YEAR ENDED
                                                     JUNE 30,       DECEMBER 31,
                                                     --------         --------
                                                       2001             2000
                                                     --------         --------
                                                     UNAUDITED
Cash flows from operating activities:

   Cash received from customers                      $  5,756         $  8,952
   Cash paid to employees and vendors                  (5,274)          (8,815)
   Purchase of marketable securities                      (95)            (269)
   Interest received                                        9               43
   Income taxes paid                                     (312)            (163)
   Interest paid                                          (13)             (11)
                                                     --------         --------
Net cash provided by (used in) operating activities        71             (263)
                                                     --------         --------

Cash flows from investing activities:

   Purchase of property and equipment                     (99)            (175)
   Payment for legal fees associated with acquisition     (25)            --
   Premium advances under life insurance policies         (92)            (184)
   (Payments) refunds for lease deposits                   (1)               4
                                                     --------         --------
Net cash used in investing activities                    (217)            (355)
                                                     --------         --------

Cash flows from financing activities:
   Repayments on line of credit                          (440)            (600)
   Borrowings from line of credit                         565              800
   Repayments of capital lease obligations                (28)             (49)
                                                     --------         --------
Net cash provided by financing activities                  97              151
                                                     --------         --------

Net decrease in cash and cash equivalents                 (49)            (467)

Cash and cash equivalents, beginning of period            660            1,127
                                                     --------         --------

Cash and cash equivalents, end of period             $    611         $    660
                                                     ========         ========

The accompanying notes are an integral part of the consolidated financial statements.

                                      W. QUINN ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
U.S. DOLLARS IN THOUSANDS


                                                     SIX MONTHS      YEAR ENDED
                                                   ENDED JUNE 30,   DECEMBER 31,
                                                     ----------      ----------
                                                        2001            2000
                                                     ----------      ----------
                                                      UNAUDITED
Reconciliation of net income to net cash provided by (used in) operating activities

   Net income                                        $      384      $      210
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
   Depreciation and amortization                             94             156
   Unrealized holding (gains) losses on investments          18              75
   Non-cash compensation related to stock options            29            --
   Loss on disposal of assets                              --                 1
   Changes in assets and liabilities affecting
   operations:
       Accounts receivables, net                           (538)           (868)
       Marketable securities                                (94)           (269)
       Advances to employees                               --                 5
       Prepaid expenses                                    (136)             13
       Deferred income tax asset                             (2)            (23)
       Accounts payable and accrued expenses                (42)            (47)
       Accrued income tax payable                           (12)             (1)
       Deferred royalties                                  --               100
       Deferred revenues                                    368             400
       Deferred income tax liability                          2             (15)
                                                     ----------      ----------
Net cash provided by (used in) operating activities          71            (263)
                                                     ==========      ==========



The accompanying notes are an integral part of the consolidated financial statements.

W. QUINN ASSOCIATES, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
US DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)


A.   ORGANIZATION

     W. Quinn Associates, Inc. ("W. Quinn") was incorporated on August 6, 1986 pursuant to the laws of the Commonwealth of Virginia.

     In July 1999, W. Quinn established a subsidiary company, W. Quinn Associates, B.V., a Netherlands Company. W. Quinn purchased 100% of the shares of common stock of the subsidiary consisting of 1,820,000 shares for $19.

     W. Quinn and W. Quinn Associates, B.V. (collectively "the Company") build and support comprehensive enterprise storage resource management software solutions for Windows NT and 2000 servers. W. Quinn's industry-standard StorageCentral(R) is used by more than 3,500 companies in 50 countries including Microsoft and 78 of the Fortune 100. StorageCentral is the only patented storage resource management (SRM) software that controls and screens disk utilization in real time; that provides web-based reports on storage content, usage and trending to ensure appropriate disk allocation; and that eliminates server downtime from exceeded capacity. StorageCentral's patented TruStor(TM) I/O quota filtering technology enables IT managers to optimize their enterprise storage in real time without sacrificing performance. StorageCentral delivers W. Quinn's comprehensive AASET(TM) framework for proactive real-time storage resource management. StorageCentral is both IBM and Microsoft Cluster Proven for high scalability.

     The Company markets and supports its software products, on a worldwide basis, through a direct sales force and a growing network of distributors, resellers, agents, and OEM's. The Company offers its customers support and marketing presence through its Internet Web site, http://www.wquinn.com.

B.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING - The records of the Company are maintained on the accrual basis of accounting, under which revenue is recognized when earned and expenses are recorded as incurred.

     BASIS OF PRESENTATION - The financial statements for the year ended December 31, 2000 reflect the addition of the wholly owned subsidiary, W. Quinn Associates, B.V. effective in July 1999 and are thus stated on a consolidated basis. Intercompany transactions and balances have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash and money market accounts held at various financial institutions.

     ACCOUNTS RECEIVABLE - The Company uses the allowance method to estimate amounts, if any, of its accounts receivable which are considered uncollectible. The allowance amount is based on prior years' experience and management's current estimates of potentially uncollectible accounts. During the course of the year, uncollectible accounts are written off against the reserve account.

     INVESTMENTS - In accordance with SFAS No. 115, "ACCOUNTING FOR CERTAIN DEBT AND EQUITY SECURITIES", securities are classified into three categories: held-to-maturity, available-for-sale and trading. Because the Company is holding the securities principally for the purpose of selling them in the near future, they are classified on the balance sheet as trading securities. As a result, the securities are carried at fair value. Investment income includes realized and unrealized gains and losses on investments, interest and dividends.

     PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is computed over the estimated useful lives of the assets, which range from 3 to 7 years, using the straight-line method.

     SOFTWARE DEVELOPMENT COSTS - Statement of Financial Accounting Standards No. 86, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility and prior to readiness of general release. For the year ended December 31, 2000 the Company charged to expense $20 for amortization of capitalized software development costs. For the year ending December 31, 2000, the costs incurred by the Company between the completion of technological feasibility and the point at which the product is ready for general release have been insignificant and all software development costs have been expensed.

     REVENUE RECOGNITION - Revenues are generated from licensing software and providing services, including maintenance, technical support and training. In October 1997, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 97-2, Software Revenue Recognition. The Company has adopted the provisions of SOP 97-2. The adoption of SOP 97-2 did not have a material impact on the Company's financial statements.

     Software license revenues consist of fees for licenses of the Company's software products. Revenue is recognized when all revenue recognition criteria in SOP 97-2 have been met.

     Services revenues consist of maintenance, technical support and training. Revenues from maintenance and technical support, which consists of unspecified when-and-if available product updates and customer e-mail or telephone support services, are recognized ratably over the term of the service period. Other services are recognized as the related services are being provided.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying value cash and cash equivalents, receivables and notes payable approximate fair value because of the relatively short maturity of these instruments.

     INCOME TAXES - The Company applies an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     ADVERTISING COSTS - Advertising costs are expensed as incurred. Advertising costs were $687 for the year ended December 31, 2000.

     USE OF ESTIMATES AND ASSUMPTIONS - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used but the Company has had no material variances from these estimates in prior years.

     STOCK-BASED COMPENSATION - The FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation", which encourages companies to recognize expense for stock-based awards based on their estimated value on the date of grant. SFAS No. 123 permits companies to account for stock based compensation based on provisions prescribed in SFAS No. 123, or based on the authoritative guidance in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." The Company has elected to account for its stock based compensation in accordance with APB 25 which uses the intrinsic value method, however, as required by SFAS No. 123, the Company has disclosed the pro forma impact on the financial statements assuming the measurement provisions of SFAS No. 123 had been adopted. See Note L. The Company accounts for all other issuances of equity instruments in accordance with SFAS No. 123.

     FOREIGN CURRENCIES - Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date. Translation adjustments resulting from this process are charged or credited to other comprehensive income. Revenue and expenses are translated at average rates of exchange prevailing during the year. Gains and losses from foreign currency transactions are included in other expenses. For the year ended December 31, 2000, there were no significant translation adjustments.

     INTERIM FINANCIAL INFORMATION (UNAUDITED) - The accompanying financial statements as of June 30, 2001, and for six months then ended are unaudited. This unaudited information has been prepared by the Company on the same basis as the audited consolidated financial statements and, in the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for fair presentation, have been included in the accompanying unaudited statements as of and for the six months ended June 30, 2001. The results for the six months ended June 30, 2001 are not necessarily indicative of the results to be expected for the entire fiscal year ending June 30, 2001.

C.   MARKETABLE SECURITIES

     Investments consisted of the following at December 31, 2000:

                                2000
                        ---------------------
                          Cost      Fair Value
                        --------     --------
     Mutual funds       $    529     $    489
     Stocks                   51           49
                        --------     --------
                        $    580     $    538
                        ========     ========

     The components of investment income are as follows for the year ended December 31, 2000:
                                       2000
                                     --------
     Dividends and interest          $      7
     Unrealized (losses) gains            (75)
                                     --------
                                     $    (68)
                                     ========

D.   PROPERTY AND EQUIPMENT

     Property and equipment, summarized by major classification, at December 31, 2000 is as follows:
                                       2000
                                     --------
     Office equipment                $    279
     Computer equipment                   240
     Computer software                    126
                                     --------
                                          645
     Less: accumulated depreciation
           and amortization              (279)
                                     --------
     Net property and equipment      $    366
                                     ========

E.   REVOLVING LINE OF CREDIT

     On August 29, 1999, the Company renewed a revolving line of credit with a bank in the amount of $500 that matured on July 1, 2000. The note was secured by a perfected first lien on all assets of the Company, including accounts receivable, contract rights and general intangibles, inventory, equipment, furniture and fixtures. In addition, the note is guaranteed by the stockholders of the Company. Interest is payable monthly at the bank's prime rate plus 1/2%. Principal is due at maturity unless sooner demanded by the bank. In August 2000, the Company renewed the existing line for $1,000 which matures July 2001. The terms of the line remain unchanged. Interest is payable monthly at the bank's prime rate. At December 31, 2000, the amount of borrowings totaled $200.

     This line of credit has several covenants the Company must meet. The Company must maintain a minimum debt service coverage ratio of 1.5 to 1, the Company shall maintain a certain minimum tangible net worth of $900, and the Company shall maintain a maximum of total debt to tangible net worth ratio of 4 to 1. At December 31, 2000, all covenants were met except the minimum tangible net worth covenant.

F.   INCOME TAXES

     The provision for income taxes for the year ended December 31, 2000 is as follows:
                                               2000
                                             --------
     Current                                 $    163
     Deferred                                     (38)
                                             --------
        Total provision for income taxes     $    125
                                             ========

     Deferred tax assets and liabilities at December 31, 2000 were as follows:

                                               2000
                                             --------
     Gross deferred tax assets               $     36
     Gross deferred tax liability                  (1)
                                             --------
        Net deferred tax asset (liability)   $     35
                                             ========

     The components of the deferred tax liability above relates to book and tax accounting differences of depreciation and amortization expense and unrealized holding gains on investments. The components of the deferred tax assets above relates to book and tax accounting differences related to bad debt allowance and unrealized holding losses on investments.

G.   COMMITMENTS

     OPERATING LEASES

     In 1999 the Company entered into two auto leases and in 2000 entered into another auto lease. All three leases expire in the fourth quarter of 2002. The monthly payment amount relating to these three auto leases is $2. There is one additional auto lease expiring in September 2001 with a monthly payment of $1. The rent expense related to the leased automobiles was $55 for the year ended December 31, 2000.

     In 1999, the Company entered into a non-cancelable operating lease for its new office space in Reston, Virginia. Annual base rent is $393 subject to annual increases for an initial lease term of ten years, plus a pro-rata share of the building's operating expenses. Rent expense relating to office leases was $447 for the year ended December 31, 2000.

     CAPITAL LEASE OBLIGATIONS

     At December 31, 2000, office equipment included items held under capital leases with original costs totaling $149. Amortization expense related to property and equipment held under capital leases totaled $28 for the year ended December 31, 2000, and is included in depreciation expense.

     The minimum lease payments due under the terms of non-cancelable operating and capital leases, which have initial or remaining terms in excess of one year as of December 31, 2000, are as follows:

        For the years                 Capital       Operating
     ending December 31,               Lease         Leases
     -------------------              -------        -------
           2001                       $    60        $   442
           2002                            28            442
           2003                          --              427
           2004                          --              438
           2005                          --              449
        Thereafter                       --            1,631
                                      -------        -------
     Total minimum lease payments     $    88        $ 3,829
                                                     =======
        Less: imputed interest             (6)
                                      -------
     Subtotal                              82
        Less: current portion of
          capital lease obligation        (55)
                                      -------
     Non-current portion of capital
        lease obligation              $    27
                                      =======

H.   RELATED PARTY TRANSACTIONS

     The Company has advanced cash to several employees, outside regular payroll payments, as of December 31, 2000 totaling $5. The Company has agreed to informal repayment agreements on an individual basis.

I.   CONCENTRATION OF CREDIT RISK

     The Company places its cash with financial institutions insured by the Federal Deposit Insurance Corporation up to $100 at each institution. Similarly, the Company has accounts with financial institutions that are insured by the Securities Investors Protection Corporation up to $500 for cash balances and various amounts for securities. At December 31, 2000, the Company had approximately $350 of uninsured cash balances. Of the uninsured amounts, approximately $219 are money market accounts that are invested by the bank in U. S. Government obligations at December 31, 2000. Historically, losses have not been incurred on investments backed by the United States government.

     At year-end December 31, 2000, the Company transferred cash from insured accounts to uninsured accounts in anticipation of year-end bonuses. Therefore, the balance of uninsured cash at December 31, 2000 is not indicative of normal operations.

     The Company grants credit to customers both directly and through distributors. The trade receivables are short-term, and probable bad debt losses have been appropriately recognized as expense. The Company does not require collateral on its customer accounts.

     At December 31, 2000, amounts due from three customers exceeded 10% of the accounts receivable balance. Amounts due from Customer A were $200 or 10.5%, Customer B were $355 or 18.5% and Customer C were $295 or 15.4%.

J.   401(K) PROFIT SHARING PLAN

     In 1998, the Company adopted a 401(K) Profit Sharing Plan (the "Plan") available to all employees who have reached the age of twenty-one (21) and have at least one-half (1/2) years of service with the Company. The Plan allows employees to defer up to 15% of their compensation through a salary reduction arrangement. Participation in the Plan is subject to a three-year vesting schedule as it applies to employer contributions. The Company made contributions to the Plan totaling $145 for the year ended December 31, 2000.

K.   SUPPLEMENTAL CASH FLOW INFORMATION

     During 2000, the Company incurred a capital lease in the amount of $25 for the acquisition of new office equipment.

L.   STOCK OPTION PLAN

     On February 9, 2000, the Board of Directors approved a Stock Option Plan (the "Plan") effective January 1, 2000. The Plan gives the Company the authority to issue 346,000 options to purchase W. Quinn common stock. The Plan consists of two types of stock options, incentive and non-qualified stock options. Incentive stock options qualify under Section 422 of the Internal Revenue Code of 1986 and the non-qualified stock options do not qualify.

     Any stock option, or portion of an option, under the Plan that expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, such shares shall thereafter be available for further stock option granting, as determined by the Board of Directors, acting upon the recommendation of the Stock Option Committee.

     The purpose of the Plan is to advance the interests of W. Quinn and its shareholders by providing key employees and members of the Board of Directors of W. Quinn with an incentive to improve shareholder value and contribute to the growth of W. Quinn by giving certain key employees and board members an inducement to acquire a proprietary interest in W. Quinn by possessing an option to purchase common stock of W. Quinn.

     The Plan is administered by the Stock Option Committee of the Board of Directors.

     At December 31, 2000, the Company had granted and had outstanding options to sell 135,100 shares of common stock to employees of the Company at an exercise price of $.885. As of December 31, 2000, no options are vested. The options expire 10 years from the date granted.

     Options outstanding
     -------------------
                                                            Per unit
                                            Number of       exercise
                                              Shares          price
                                             --------       --------
     OUTSTANDING, DECEMBER 31, 1999
        Options granted                       135,100       $   .885
        Options exercised                        --             --
        Options expired                          --             --
                                             --------       --------
     OUTSTANDING, DECEMBER 31, 2000           135,100       $   .885
                                             ========       ========

     The Company accounts for the fair value of its options granted to employees in accordance with APB 25. Accordingly, no compensation expense has been recognized for the options granted, since the options are granted, at the discretion of the Board of Directors, at an option price per share not less than fair market value, as determined by the Board of Directors, at the date of grant.

     Had compensation expense been determined based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's net income would have been decreased to the pro forma accounts indicated below:

     Net income
        As reported                  $  210
        Pro forma                    $  201

     The fair value of each option is estimated on the date of grant using a type of Black-Scholes option-pricing model with the following assumptions used for grants during the year ended December 31, 2000: dividend yield of 0%, risk-free interest rate based on the 10-year bond Treasury yield at the date of grant, and expected terms of 10 years. The volatility factor used was 0%. SFAS 123 provides for the use of a 0% volatility assumption for grants made prior to becoming a public company.

M.   COMMON STOCK

     On February 9, 2000, the Board of Directors authorized a 2 for 1 stock split, thereby increasing the number of issued and outstanding shares to 8,128,000. All references in the accompanying consolidated financial statements to the number of common shares have been restated to reflect the stock split.

     During 2000, the Board of Directors authorized a 500,000 increase to the number of authorized non-voting common shares, thereby increasing the number of authorized shares to 9,300,000, 4,400,000 voting and 4,900,000 non-voting.

N.   AGREEMENTS

     On December 5, 2000, W. Quinn signed an agreement with PowerQuest(R) Corporation, a Utah corporation, providers of proven solutions for storage management, to create a complete offering for storage monitoring, reporting and core storage management. Under the terms of the agreement, PowerQuest will market W. Quinn's storage resource management products under PowerQuest's own brand names. The agreement spells out a $100 prepaid royalty to be paid to W. Quinn, and an additional $550 payment over the first 15 months after the delivery of the products with certain specifications required by PowerQuest.

     On February 6, 2001, W. Quinn signed an agreement with Microsoft Corporation (NASDAQ: MSFT) to embed W. Quinn's StorageCentral SRM software technology in Microsoft's Server Appliance Kit to enable real-time storage resource management on Windows 2000 Server appliances, including web server appliances, and network-attached server (NAS) appliances and networked backup and recovery appliances. This software will be available at the end of April, 2001. The agreement spells out a $100 prepaid royalty to be paid to W. Quinn. There are no other guaranteed payments to be received from this agreement.

O.   ADJUSTMENT TO PREVIOUSLY ISSUED STATEMENTS

     During 2000, the Company understated deferred revenue on maintenance agreements on certain contracts in the amount of approximately $340. The Company has restated its revenues to adjust for this error. Correction of this error resulted in a decrease of previously reported net income and retained earnings of approximately $194 after tax.

     Certain expenses have been reclassified for years ended December 31, 2000 to conform to the expense classifications the Company will be using prospectively.

P.   SUBSEQUENT EVENTS

     In April 2001, the Company entered into a merger agreement with Privileged Technologies, Inc, a Colorado company. The agreement requires that each share of Privileged Technologies stock be extinguished and converted into the right to receive twenty shares of the Company's common stock. As of the date of the merger, Privileged Technologies had 5,000 common shares outstanding, and the Company issued 100,000 shares in accordance with the merger agreement. The agreement also required that the Company's two shareholders receive 50,000 stock options each. The transaction was recorded as a purchase under the Accounting Principles Board No. 16, "Business Combinations". The Company purchased property and equipment and recorded goodwill of $365 associated with the transaction. Subsequent to the merger, the Company entered into employment agreements with Privileged Technologies' two shareholders.

     In July 2001, the Company entered into an agreement with a financial advisory firm. In the event that the Company enters into a transaction whereby control of the Company or substantially all of its assets are acquired by a third party, the Company is required to pay the financial advisory firm $1,000 plus 1.5% of all consideration beyond the first $40 million received by the Company or its stockholders, including without limitation, contingent consideration or post closing payments. As of the date of this reissued report, such a transaction had not closed.

     In August 2001, the Company entered into a non-binding letter of intent with a software development company, whereby the software development company would enter into a business combination with the Company. Under the terms of the letter of intent, W. Quinn Associates would merge with and into the software development company with the software development company surviving the merger. No agreement has been consummated to date. If this agreement is not consummated by September 4, 2001, the letter of intent is no longer in force.